EXHIBIT 99.1

ON2 TECHNOLOGIES ANNOUNCES FIRST PROFITABLE QUARTER

Revenue Of $1,570,000 Is Record

JULY 22, 2004 (NEW YORK, NY). On2 Technologies, Inc., today announced its second quarter 2004 financial results. Revenue for the three months ended June 30, 2004 was $1,570,000, an increase of 164% over first quarter 2004 revenue and an increase of 90% from second quarter 2003 revenue.

The Company's net income for the second quarter of 2004 was $62,000. Net income for the second quarter of 2004, excluding stock-based compensation, depreciation and amortization, unrealized loss on marketable equity securities, writeoff of fixed assets and amortization of debt discount was $391,000, which is not a GAAP measurement. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the condensed consolidated balance sheets included with this release.

Operating expenses for the second quarter of 2004 were $1,480,000, which included $276,000 of stock-based compensation, $32,000 of depreciation and amortization, $7,000 of unrealized loss on marketable equity securities, $3,000 of write-off of fixed assets and $11,000 of amortization of debt discount. Operating expenses for the second quarter of 2004, excluding the above listed non-cash expenses, were $1,151,000, which is not a GAAP measurement. The reconciliation between operating expenses on a GAAP basis and on a non-GAAP basis is provided in a table immediately following the condensed consolidated balance sheets included with this release.

Minimum royalty payments due from Beijing E-World as of June 30, 2004, which have not yet been recognized as revenue, aggregated $822,000.

"Revenue rose almost three fold from the first quarter to the second quarter, but the core costs of running the business were virtually unchanged," said Douglas A. McIntyre, On2's Chairman, President and CEO. "We have spoken for some time about the leverage that this business has against its fixed cash cost base of about $1.2 million and the extent to which we can increase revenue without inflating our costs. This quarter is a clear demonstration of that," he added.

"We are particularly pleased that we were able to achieve these record results based largely on revenue from one substantial contract. We also signed three other significant contracts in the second quarter that contain appreciable up-front software and hardware purchases and engineering fees that should contribute revenue to Q3 and Q4. In addition, two of those contracts contain ongoing royalty provisions that we expect will contribute to revenue well into the future," he said.

The company will host a conference call and a live webcast regarding its second quarter results at 5:00 p.m. EST on July 22.

To access the live webcast, please use the following:

http://www.vcall.com/CEPage.asp?ID=88757

The dial-in information for the conference call is as follows:

Live Participant Dial In (Toll Free): 877-407-9210

Replay Number (Toll Free): 877-660-6853
Replay Passcodes (both required for playback):
Account #: 1628
Conference ID #: 112224
Teleconference Replay Available Until:  07/23/2004 @ 11:59 PM

The earnings release and related financial information to be discussed during the conference call will be available on the company's website at: http://www.on2.com/releases.

ABOUT ON2 TECHNOLOGIES, THE DUCK CORPORATION

On2 Technologies (AMEX: ONT) is a leading technology firm at the forefront of video compression. The Company revolutionized video encoding with the creation of its advanced full-motion, full-screen, video compression and streaming technology (TrueMotion(R) VP3/VP4/VP5/VP6). On2 licenses its high quality video codecs for use in set-top boxes, consumer electronics devices and wireless applications. In addition, On2 offers a suite of products and services, including high-level video encoding, customized technical support, and consulting services. Located in New York City, the Company has an office in Clifton Park, NY, and operations in Cambridge, UK. On2 may be reached at 21 Corporate Drive, Suite 103, Clifton Park, NY 12065 or info@on2.com.

FOR MORE INFORMATION CONTACT ON2:
Tim Reusing
646-292-3533

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding contracts signed in the second quarter and their potential contribution to future revenue. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

                             ON2 TECHNOLOGIES, INC.
            Unedited Condensed Consolidated Statements of Operations


                                               THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                              ----------------------------    ----------------------------
                                                  2004            2003             2004           2003
                                              ------------    ------------    ------------    ------------

Revenue                                       $  1,570,000    $    827,000    $  2,164,000    $  2,110,000

Operating expenses:

  Cost of revenue (1)                              335,000         438,000         677,000         842,000
  Research and development (2)                     206,000         291,000         448,000         616,000
  Sales and marketing (2)                          121,000         107,000         231,000         192,000
  General and administrative (2)                   596,000         562,000       1,067,000       1,183,000
  Equity based compensation:
       Research and development                     22,000              --          30,000              --
       Sales and marketing                           6,000              --           9,000              --
       General and administrative                  194,000              --         261,000              --
                                              ------------    ------------    ------------    ------------

    Total operating expenses                     1,480,000       1,398,000       2,723,000       2,833,000
                                              ------------    ------------    ------------    ------------

    Income (loss) from operations                   90,000        (571,000)       (559,000)       (723,000)

Interest and other income (expense), net           (26,000)         57,000         (99,000)         42,000
                                              ------------    ------------    ------------    ------------

    Income (loss) before provision
     for income taxes                               64,000        (514,000)       (658,000)       (681,000)

Provision for income taxes                           2,000           4,000           3,000           6,000
                                              ------------    ------------    ------------    ------------

    Net income (loss)                         $     62,000    $   (518,000)   $   (661,000)   $   (687,000)
                                              ============    ============    ============    ============

Basic and diluted net income (loss)
 per common share                             $       0.00    $      (0.01)   $      (0.01)   $      (0.01)
                                              ============    ============    ============    ============

Weighted average common shares outstanding:

  Basic                                         76,629,000      62,956,000      75,701,000      61,291,000
                                              ============    ============    ============    ============

  Fully diluted                                 83,780,000      62,956,000      75,701,000      61,291,000
                                              ============    ============    ============    ============


(1) INCLUDES EQUITY-BASED COMPENSATION OF $54,000 AND $71,000 FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004

(2) EXCLUDES EQUITY-BASED COMPENSATION, WHICH IS PRESENTED SEPARATELY

                          ON2 TECHNOLOGIES, INC.
                  Condensed Consolidated Balance Sheets

                                                                          DECEMBER 31,
                                  ASSETS                    JUNE 30, 2004     2003
                                                            ------------- ------------
                                                             (unaudited)
Current assets:
Cash and cash equivalents                                     $3,222,000   $2,963,000
Marketable equity securities                                  $   82,000
Accounts receivable, net of allowance for doubtful accounts      252,000      826,000
Prepaid expenses and other current assets                        186,000      164,000
                                                              ----------   ----------

Total current assets                                           3,742,000    3,953,000

Property and equipment, net                                      139,000      149,000
Other assets                                                     137,000       26,000
                                                              ----------   ----------

Total assets                                                  $4,018,000   $4,128,000
                                                              ==========   ==========

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:

Accounts payable and accrued expenses                         $  174,000   $  340,000
Deferred revenue                                                  97,000       30,000
Term-loan                                                        185,000       63,000
Current portion of capital lease obligations                      15,000           --
                                                              ----------   ----------

Total current liabilities                                        471,000      433,000

Long term portion of capital lease obligations                    36,000           --
Convertible debentures                                           324,000      409,000

Commitments and contingencies                                         --           --

Stockholders' equity                                           3,187,000    3,286,000
                                                              ----------   ----------

Total liabilities and stockholders' equity                    $4,018,000   $4,128,000
                                                              ==========   ==========

     RECONCILIATION OF NON-GAAP STATEMENT OF OPERATIONS DATA TO GAAP AMOUNTS
                    Three months ended June 30, 2004

                                                                     OPERATING
                                                     NET INCOME      EXPENSES
                                                     ----------    ------------


PURSUANT TO GAAP                                      $ 62,000     $ 1,480,000
NON-CASH EXPENSES

  STOCK-BASED COMPENSATION                             276,000        (276,000)
  DEPRECIATION AND AMORTIZATION                         32,000         (32,000)
  UNREALIZED LOSS ON MARKETABLE EQUITY SECURITIES        7,000          (7,000)
  WRITE OFF OF FIXED ASSETS                              3,000          (3,000)
  AMORTIZATION OF DEBT DISCOUNT                         11,000         (11,000)
                                                     ----------    ------------

AS ADJUSTED (NON-GAAP)                               $ 391,000     $ 1,151,000
                                                     ==========    ============